UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

May 31, 2017

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information in Item 2.03 below is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 31, 2017, Callon Petroleum Company (“Callon” or the “Company”) entered into a $2 billion Amended and Restated Credit Agreement dated May 25, 2017 (“Amended Credit Agreement”) with a syndicate of lenders co-arranged by JPMorgan Chase Bank, N.A., Capital One, National Association, Citibank, N.A. and The Bank of Nova Scotia, including four new lending institutions for a total of 17 participating banks.  The Amended Credit Agreement increases the borrowing base with respect to the senior secured revolving credit facility (the “Facility”) to $650 million. The maturity date of the Amended Credit Agreement is March 25, 2022. Interest on the Amended Credit Agreement is at a floating rate based on LIBOR or the administrative agent’s prime rate, at the Company’s election, plus a tiered rate based on the percentage of borrowing base utilized. There is an unused commitment fee at a tiered rate of 0.375% to 0.5% per annum based on the percentage of borrowing base utilized. The Amended Credit Agreement is secured by liens on substantially all of the Company’s oil and gas properties and other assets. The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default typical for a financing of this type.

The Amended Credit Agreement provides the Company with the ability, subject to certain conditions, to elect the amount of the aggregate commitments under the Facility up to the amount of the borrowing base then in effect. The Company has initially elected an aggregate commitment amount of $500 million. The Company currently has no outstanding borrowings under the Facility.

The foregoing descriptions of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement (which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017).

Section 8 – Other Events

Item 8.01. Other Events

A copy of the press release, dated May 31, 2017, announcing the Amended Credit Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated May 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 1, 2017	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President, Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated May 31, 2017